                                                                   EXHIBIT 10.30


                                                   CONFIDENTIAL PORTIONS OF THIS
                                                   EXHIBIT MARKED [  ] HAVE BEEN
                                                   OMITTED AND FILED SEPARATELY
                                                   WITH THE SECURITIES AND
                                                   EXCHANGE COMMISSION



                      NON EXCLUSIVE DISTRIBUTION AGREEMENT
                           EXCLUSIVE SUPPLY AGREEMENT

               This Agreement, entered into as of the    day of September, 1994,
          by and between MOVA PHARMACEUTICAL CORPORATION ("MOVA"), a

          Puerto Rico corporation, having offices in Caguas, Puerto Rico, and PAR PHARMACEUTICAL, INC., a New York corporation, having offices in One Ram Ridge Road, Spring Valley, New York 10977 ("PAR").


                                  WITNESSETH:

               WHEREAS, MOVA manufactures and sells pharmaceutical products and has represented that it has developed a generic version of Albuterol Sulfate Syrup defined hereinafter as the "Product"); and

               WHEREAS, PAR distributes a line of generic versions of branded pharmaceutical products such as the Product; and

               WHEREAS, PAR would like to distribute the Product as manufactured by MOVA and MOVA is willing to supply the Product to PAR for such purpose, all upon the terms and conditions of this Agreement;

               NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated as substantive part of this Agreement, and in consideration of the performance of the mutual covenants and promises herein contained, MOVA and PAR have agreed as follows:


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

          1.1  The Product.  The "Product" shall mean Albuterol Sulfate Syrup
               -----------
          for which the FDA approves an Abbreviated New Drug Application with an AA rating when compared with Proventil Syrup.

          1.2  The ANDA.  The "ANDA" shall mean the Abbreviated New Drug
               --------
          Application for the Product which has been submitted to the FDA by MOVA, including any amendments or supplements thereto.

          1.3  The FDA.  The "FDA" shall mean the United States Food and Drug
               -------
          Administration.

          1.4  Patents.  The "Patents" shall mean any issued patents or patent
               -------
          rights held by third parties which would be infringed by the manufacture, use or sale of the Product to be sold by MOVA to PAR pursuant to the terms of this Agreement.

          1.5  Approval Date.  The "Approval Date" shall mean the date on which
               -------------
          MOVA is in receipt of all required regulatory approvals for the manufacture and sale of the Product.


          1.6  Purchase Term.  The "Purchase Term" shall mean the five (5) year
               -------------
          period that begins on the date the first order for Product is shipped after the Approval Date.

          1.7  Average Selling Price. The "Average Selling Price" shall mean the
               ---------------------
          actual Net Sales of Product by shelf keeping unit sold by PAR to unrelated third parties per calendar quarter divided by the total number of units of each shelf keeping unit of Product sold in the said calendar quarter.

          1.8  Net Sales. "Net Sales" shall mean the gross sales for each shelf
               ---------
          keeping unit of Product less the following:

                     (i) trade, quantity or cash discounts, if any, allowed or paid;

                     (ii) chargebacks, shelf stock adjustments, returns, credits or allowances, if any, given or made on account of Products previously delivered; and

                     (iii) Federal, State or local government rebates whether in effect now or enacted at any time during the term of this Agreement.

          1.9  Net Profit. "Net Profit" shall mean the Net Sales for each shelf
               ----------
          keeping unit of Product less the Base Price as specified in Exhibit A hereof.

          1.10 Purchase Price. The "Purchase Price" shall mean the base price as
               --------------
          specified in Exhibit A hereof, plus [     ] of actual Net Profits per
          shelf keeping unit.

          1.11 Base Price. "The Base Price" shall mean the base price per shelf
               ----------
          keeping unit as specified in Exhibit A hereof. The Base Price set forth in Exhibit A shall remain firm through December 31, 1994. The Base Price will be adjusted on January 1st. every year, commencing on January 1, 1995 for the annual change in the CPI for the previous year.

          1.12 Affiliate.  "Affiliate" shall mean, with respect to either party,
               ---------
          all corporations or other business entities which, directly or indirectly, are controlled by, control or are under the common control with that party. For this purpose, the meaning of the word "control" shall include, but not be limited to, ownership of more than fifty percent (50%) of the voting shares or interest of such corporation or other business entity.

          1.13 CPI.  "CPI" shall mean the Consumer Price Index published by the
               ---
          Puerto Rico Department of Labor.



                               ARTICLE 2 - SUPPLY
                               ------------------

          2.1  Purchase and Sale.  Subject to the terms and conditions of this
               -----------------
          Agreement, MOVA shall supply and PAR shall purchase from MOVA substantially all of PAR's requirements for the Product from the Approval Date and throughout the Purchase Term. PAR shall not purchase the Product or any product having the same active ingredient, strength and indication as the Product, from any party other than MOVA after the Approval Date and throughout the Purchase Term except that PAR may purchase the Product or any such product from any party pursuant to Paragraph 2.4 and Article 14 hereunder. PAR shall have the non-exclusive right to sell, market and distribute the Product except in the Commonwealth of Puerto Rico and the U.S. Virgin Islands.

          2.2  Forecasts.  As early as reasonably possible (but no later than
               ---------
          thirty (30) days prior to the date which MOVA notifies PAR should be the Availability Date) and thirty (30) days prior to every calendar quarter thereafter, PAR shall give to MOVA a written forecast of the quantities of the Product, including quantities for each strength and unit size of the Product, and delivery dates that PAR anticipates it will order from MOVA during the two (2) calendar quarters following the date of the written forecast. Such forecast shall not create a binding obligation on the part of either MOVA or PAR, except as provided in Paragraph 2.3 hereof. However, PAR shall use all reasonable efforts to make each forecast as accurate as possible. PAR shall promptly advise MOVA of any significant changes in its estimated forecast of Product.

          2.3  Orders.  PAR shall submit written purchase orders to MOVA for the
               ------
          quantities of the Product, including the quantity of each strength and unit size and delivery dates, which PAR desires to purchase under this Agreement. For the first three (3) month period of each forecast given by PAR pursuant to Paragraph 2.2 hereof, PAR shall submit purchase orders to MOVA for at least the greater of: seventy-five percent (75%) of the forecasted quantities for that period on the then current forecast or fifty percent (50%) of the forecasted quantities for that period as shown on the immediately preceding forecast. If applicable, each purchase order shall specify the country in which the Product is to be resold by PAR.

          Regardless of the quantities ordered, MOVA shall use all reasonable efforts to deliver the full quantities of the Product ordered by PAR. Deliveries of the Product ordered by PAR to the destination designated by PAR will be made within sixty (60) days following the date on which PAR submitted the purchase order unless a later delivery date has been specified by PAR.

          2.4  Inability to Supply.  Within thirty (30) days following its
               -------------------
          receipt of each forecast according to Paragraph 2.2 hereof, MOVA shall advise PAR in writing if it is unable to supply the entire quantity forecasted. PAR shall have the right to purchase from third parties such quantities of the Product for which MOVA shall have advised that it will be unable to supply, for as long as MOVA's inability to supply continues.

          2.5  Shipments.  Delivery shall be f.o.b. Caguas, Puerto Rico, freight
               ---------
          and insurance prepaid by MOVA. Product shall be shipped by MOVA according to PAR's instructions, to PAR's facility at One Ram Ridge Road, Spring Valley, NY 10977; provided, however, that should PAR
                                          --------  -------
          instruct MOVA to ship to another location, MOVA shall do so and PAR shall reimburse for any incremental costs involved.

          2.6  Purchase Price and Payment.  MOVA shall invoice PAR the Base
               ---------------------------
          Price for all shelf keeping units in each shipment of Product delivered to PAR. Such amount shall be payable sixty (60) days from receipt of the invoice therefor. At the end of each calendar quarter, PAR shall determine and advise MOVA of the Actual Net Profits obtained from the sale of the Product by PAR during such calendar quarter. Within twenty (20) days after the end of each such quarter, PAR shall pay to MOVA, the difference between the Base Price and the Purchase Price times the actual number of shelf keeping units actually sold during said calendar quarter. Payment will be made only with respect to Product actually shipped by PAR during such calendar quarter. In addition, within thirty (30) days after the end of each calendar quarter, PAR shall provide MOVA with a report of the number of units of Product shipped and returned, gross sales of Product and Net Sales of Product during such calendar quarter and the number of units of Product inventory remaining under PAR's control at the end of such calendar quarter.

          2.7  Conflicting Terms.  In ordering and delivering the Product, PAR
               -----------------
          and MOVA may use their standard forms, but nothing in such forms shall be construed to amend or modify the terms of this Agreement and in case of conflict herewith, the terms of this Agreement shall control.

                              ARTICLE 3 - QUALITY
                              -------------------

          3.1  Quality Control.  Prior to each shipment of the Product, MOVA
               ---------------
          shall perform such quality control procedures to verify that each shipment of the

          Product made under this Agreement conforms to the specifications for the Product contained in the approved ANDA and otherwise complies with the representations and warranties given by MOVA in Article 4 hereof. Each shipment of the Product shall be accompanied by a quality assurance analytical data sheet (the "Q.A. Certificate of Analysis").

          3.2  Rejection.  PAR shall have thirty (30) days following the day on
               ---------
          which it receives a shipment to reject same because all or part of the shipment fails to conform to the applicable specifications or otherwise fails to conform to the representations and warranties given by MOVA herein, by giving written notice to MOVA specifying the manner in which all or part of such shipment fails to meet the foregoing requirements. If PAR rejects a shipment before the date on which payment therefor is due according to Paragraph 2.6 hereof, it may withhold payment for that shipment or the rejected portion thereof. All shipments or portions thereof not rejected by PAR before such date shall be paid for in accordance with Paragraph 2.6 hereof. All shipments or portions thereof which PAR rejected but, as determined pursuant to Paragraph 3.4 hereof, did not have the right to reject, shall be paid within fifteen (15) days following the day on which such determination was made, unless PAR had paid earlier. In the event PAR rejects a shipment or portion thereof within such thirty (30) day period in accordance with the terms hereof but after payment therefor had been made, PAR shall be entitled to recoup the payment amount by, at PAR's election, MOVA's issuing a prompt refund or by PAR's offsetting such amount against the payment of future invoices or other payments that may become due hereunder. The representations and warranties given by MOVA hereunder shall survive any failure to reject by PAR under this Paragraph.

          3.3  Recalls.  If the Product is recalled pursuant to FDA regulation
               -------
          or other applicable laws and returned as a result of any such recall and such recall is due to MOVA's negligence or willful misconduct or a breach of any representation or warranty of MOVA hereunder, then MOVA shall bear all incremental out-of-pocket direct costs in connection with the recall, including, but not limited to, all notification letters and all shipping expenses. In no event shall MOVA be responsible for any indirect expenses incurred by PAR. If the recalled Product is to be destroyed, MOVA, at PAR's request, shall replace free of charge said Product or issue a credit to PAR's account or refund payment to PAR. If the recalled Product is to be reworked, MOVA shall bear all costs of reworking said product. If the Product is recalled and such recall is due to PAR's negligence or willful misconduct or a breach of any representation or warranty of PAR hereunder, then PAR shall bear all incremental out-of-pocket direct costs in connection with the recall, including, but not limited to, all notification letters and all shipping expenses. In no event shall PAR be responsible for any indirect expenses incurred by MOVA.

          3.4  Disputes.  If MOVA disputes PAR's right to reject all or part of
               --------
          any shipment of the Product as set forth in Paragraph 3.2 or 3.3 hereof, such dispute shall be resolved by an independent approved FDA testing organization or consultant of recognized repute within the U.S. pharmaceutical industry mutually agreed upon by the parties, the appointment of which shall not be unreasonable withheld or delayed by either party. The determination of such entity with respect to all or part of any shipment of the Product shall be final and binding upon the parties, but only as to the reasons given by PAR in rejecting the shipment or portion thereof and shall have no effect on any matter for which said entity did not render a determination. The fees and expenses of the third party making the determination shall be paid by the party against which the determination is made.

          3.5  Obligation to Inform the Other.  Parties agree to keep each other
               ------------------------------
          regularly and fully informed of any notification or other information, whether received directly or indirectly, which might in any way affect the marketability, safety or effectiveness of the Product, or which might result in potential liability for either party, or which might necessitate action on the part of either party, or which might result in recall of the Product, or which might otherwise in any way affect either of the parties' interest with respect to the distribution or use of the Product. Nothing contained in this Paragraph shall obligate either party to provide the other with any information other than information regarding the quality of the Product.

          3.6  Inspections.  Upon reasonable notice given to MOVA, PAR shall
               -----------
          have the right to have a reasonable number of its employees inspect any facility at which the Product to be sold to PAR hereunder is manufactured, packaged, stored or shipped.

          3.7  Packaging. MOVA shall supply the Product to PAR in finished
               ---------
          bottles bearing the PAR label as specified by PAR and approved by the FDA.

                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

          MOVA hereby covenants, represents and warrants to PAR that:

               (a) on the date of shipment, all of the Product sold by MOVA to PAR hereunder will comply with the specifications for the Product contained in the approved ANDA, conform with the information shown on the Q.A. Data Sheet and, when applicable, the sample provided for the particular shipment according to Paragraph 3.1 hereof;

               (b) all of the Product sold by MOVA to PAR hereunder shall have been manufactured, packaged and stored and shipped in conformance with all applicable current Good Manufacturing Practices which are in force or hereinafter adopted by the FDA or any successor agency thereto;

               (c) on the date of shipment, all of the Product shipped by MOVA to PAR hereunder will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended and in effect at the time of shipment (the "Act"), or within the meaning of any applicable state or municipal laws in the USA under which such terms have the same meaning as set forth under the Act;

               (d) on the date of shipment, all of the Product sold by MOVA to PAR hereunder may be legally distributed or sold in the USA;

               (e) title to all the Product sold by MOVA to PAR hereunder shall pass to PAR as provided herein free and clear of any security interest, lien or other encumbrance;

               (f) the Product sold hereunder shall have been manufactured, packaged and stored in facilities which are approved by the FDA at the time of such manufacture, packaging and storage, to the extent such approval is required by law;

               (g) to the best of MOVA's knowledge and belief, the manufacture, use or sale of the Product sold by MOVA to PAR hereunder shall not constitute an infringement of any Patents; and

               (h) to the best of MOVA's knowledge and belief, MOVA and its employees, affiliates and agents have never been (i) debarred or
               (ii) convicted of a crime for which a person can be debarred, under Section 306(a) of the U.S. Federal Generic Drug Enforcement Act of 1992 ("Section 306(a) or (b)") and, to the best of MOVA's knowledge and belief, MOVA and its employees, affiliates and agents has ever been threatened to be (i) debarred or (ii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred under Section 306(a) or (b), and it will promptly notify PAR in the event of any such debarment, conviction, threat or indictment.


                             ARTICLE 5 - APPROVALS
                             ---------------------

          5.1  ANDA.  MOVA shall be responsible for obtaining the approval of
               ----
          the ANDA by the FDA and in so doing shall exercise what it in good faith believes to be reasonable commercial effort to obtain such approval at the earliest possible date.

          5.2  Inspections by Government Agencies.  Without limiting the
               ----------------------------------
          generality of Paragraph 5.1 hereof, MOVA shall permit the FDA to conduct whatever inspections of the facilities at which the Product is to be manufactured, packaged and/or stored and shall cooperate with the FDA during any such inspections.

          5.3  Administration of the ANDA and other Approvals.  MOVA shall be
               ----------------------------------------------
          responsible for maintaining the ANDA and any other approvals current and in effect. In so doing, MOVA shall comply with all applicable requirements of the FDA and counterpart governmental agencies outside of the USA.

          5.4  Product Complaints.  Each party shall immediately inform the
               ------------------
          other of product quality, health or safety related concerns or inquiries that raise potentially serious and unexpected quality, health or safety concerns. All such other information not involving the above described situation shall be transmitted to the other party within three (3) business days following receipt.


                            ARTICLE 6 -  ADJUSTMENTS
                            ------------------------

          6.1  Adjustment.  In the event that PAR's average selling price for
               ----------
          the Product to any other party becomes less than [      ] per bottle
          of 16 ounces, adjusted on January 1st. every year, commencing on January 1, 1995 for the annual change in the CPI as set forth in Exhibit A, the parties shall negotiate such modification to this Agreement as may be necessary to enable each to perform thereunder on terms fair and reasonable under the circumstances and if no agreement thereon can be reached within a reasonable time, either party may terminate this agreement by giving ninety (90) days prior notice.

          6.2  Independent Prices.  Each of the parties shall establish the
               ------------------
          prices at which it sells the Product to its customers independently of the other party.

                          ARTICLE 7 - INDEMNIFICATION
                          ---------------------------

          7.1  MOVA's Obligation to Indemnify.  MOVA agrees to indemnify,
               ------------------------------
          defend, and hold harmless PAR, its affiliates and subsidiaries and their respective employees against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees and costs associated with a recall of the Product as defined in Paragraph 3.3 hereof, incurred by any of them arising out of any breach of any obligation hereunder or any representation or warranty by MOVA hereunder or any act or omission of MOVA in connection with its obligations hereunder.

          7.2  PAR's Obligation to Indemnify.  PAR agrees to indemnify, defend
               -----------------------------
          and hold harmless MOVA, its affiliates and subsidiaries and their respective employees against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees and costs associated with a recall of the Product as defined in

          Paragraph 3.3 hereof, incurred by any of them arising out of any breach of any obligation hereunder or any representation or warranty by PAR hereunder or any act or omission of PAR in connection with its obligations hereunder.

          7.3  Obligations of the Party Seeking to be Indemnified. If PAR or any
               ---------------------------------------------------
          of its affiliates or subsidiaries or MOVA or any of its affiliates or subsidiaries (in each case an "Indemnified Party") receive any written claims which it believes is the subject of indemnity hereunder by MOVA or PAR, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party except to the extent that the Indemnifying Party is injured by such delay. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not assume the defense of such claim, or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, but for the account of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be for the account of the Indemnified Party. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Party. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party and liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

          7.4  Insurance.  Each party and its Affiliates shall carry products
               ---------
          liability insurance in an amount at least equal to [     ] with an
          insurance carrier reasonably acceptable to the other party. Such insurance shall cover the indemnifications set forth in Article 7 hereof. Each party shall name the other party as additional insured under such policy. A copy of such policy or policies shall be delivered to the other party within ten (10) days prior to the date any such Product is first commercially sold by such party, and shall provide among other things, that such insurance shall not be canceled or modified without giving the other party at least thirty (30) days prior written notice.

                          ARTICLE 8 - CONFIDENTIALITY
                          ---------------------------

          8.1 Each party shall at all times maintain as confidential any know-how or other business information received from the other party under this Agreement during the term of this Agreement, shall only use such information in furtherance of this Agreement shall only disclose such information to those of its employees with a need to know in furtherance of this Agreement, provided, however, that nothing
                                         --------  -------
          contained herein shall prevent a party from submitting information to a governmental instrumentality in connection with seeking approval to market the Product. Said obligation of confidentiality shall not apply, however, to any information which:

               (a) was known to the receiving party, as evidenced by its written records, prior to receipt from the other party;

               (b) is in the public domain at time of receipt or subsequently enters the public domain through no breach of this Agreement by the receiving party;

               (c) after the date of receipt from the disclosing party, is received without cover of secrecy from a third party with a bona fide right to disclose without violating any right of the disclosing party; or

               (d) is independently developed by the receiving party without the aid, application or use of any information for which it is obligated to maintain as confidential according to this Paragraph.

          The respective obligations of MOVA and PAR under this Paragraph shall be in effect during the term of this Agreement and for the three (3) years thereafter.

                              ARTICLE 9 - RECORDS
                              -------------------

          9.1 PAR shall keep appropriate and complete records in sufficient detail so that the payments due hereunder can be properly ascertained. PAR shall, on the request of MOVA, permit a certified public accountant, selected by MOVA and to whom PAR has no reasonable objection, to have access during normal business hours, to such books and records as may be necessary to determine, in respect of any accounting period ending not more than three (3) years prior to the date of such request, the correctness of any payment under this Agreement. Any such accountant shall not disclose any information to MOVA except that which specifically relates to the payment obligations hereunder.

                         ARTICLE 10 - TERM, TERMINATION
                         ------------------------------

          10.1 Term.  This Agreement shall become effective as of the date first
               ----
          written above and shall remain in full force and effect through the end of the Purchase Term.

          10.2 Termination for Cause.  This Agreement may be terminated at any
               ---------------------
          time by either party:

               (a) upon breach of this Agreement by the other party, on sixty
               (60) days' prior written notice to the breaching party, this notice to become effective at the end of such sixty (60) day period unless the breach is sooner cured by the breaching party; or

               (b) upon bankruptcy or insolvency of the other party or placing of the business of such party in receivership.

          10.3 Waiver.  Failure to terminate this Agreement following a breach
               ------
          or failure to comply with terms and conditions of this Agreement shall not be deemed a waiver of the non breaching party's defenses, rights or causes of action arising from such or any future breach or noncompliance.

                    ARTICLE 11 - TRADE NAMES AND TRADEMARKS
                    ---------------------------------------

          11.1 PAR and MOVA hereby acknowledge that they do not have, and shall not acquire by virtue of this Agreement, any rights to or in any goodwill, trademark, trade name, copyright, patent or other property of the other, nor in any of the other's trademarks or trade names appearing on the label or packaging materials of the Product. PAR and MOVA each agrees to do nothing by act or omission which would impair, the rights, ownership and title to the other, including its Affiliates, in the aforementioned.

                              ARTICLE 12 - NOTICES
                              --------------------

          12.1 Any notice required or permitted to be given or made under this Agreement by either of the parties to the other shall be in writing and delivered to the other party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the addressor by hand, courier or by registered or certified mail (postage prepaid) or by telefax, provided all telefax notices shall be promptly confirmed, in writing, by registered or certified mail (postage prepaid):

               If to MOVA:

                           MOVA Pharmaceutical Corporation
                           P. O. Box 8639
                           Caguas, Puerto Rico 00626
                           Telefax:  (809) 258-6405

                           Attention:  Joaquin B. Viso
                                    President

                     With a Copy to:

                           Ledesma, Palou & Miranda
                           Hato Rey Tower, Suite 1103
                           268 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico 00918
                           Telefax: (809) 754-6344
                           Attention:  Silvestre M. Miranda

               If to PAR:

                           Par Pharmaceutical, Inc.
                           One Ram Ridge Road
                           Spring Valley, New York 10977
                           Telefax:  (914) 425-7907

                           Attention: Ken Sawyer
                                   President

          All notices shall be effective as of the date received by the addressee.

                         ARTICLE 13 - NON ASSIGNABILITY
                         ------------------------------

          13.1 This Agreement and the rights of the parties hereunder shall not be assignable nor shall the obligations of either party be delegable, except as to affiliates of PAR or MOVA, without the prior written consent of the other party, which consent shall not be unreasonably withheld. In the event either party seeks and obtains the other party's consent to assign or delegate its rights or obligations to another party, or in the event of an assignment or delegation to an affiliate, the obligations of the assignee or transferee must be guaranteed in writing by the party who is the assignor or transferor.

                           ARTICLE 14 - FORCE MAJEURE
                           --------------------------

          14.1  Force Majeure.  No failure or omission by the parties in the
                -------------
          performance of any obligation according to this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including, but not limited to, strikes, riots, war, acts of God, invasion, fire, explosion, floods, delay of carrier, shortage or failure in the supply of materials, energy shortage and acts of government or governmental agencies or instrumentalities.

          14.2  Obligations of the Parties in case of Force Majeure.  In the
                ---------------------------------------------------
          event that due to force majeure either party hereto shall be delayed or hindered in or prevented from the performance of its duties or doing acts required under the terms of this Agreement, the performance of such act, except for the obligation to pay amounts due under this Agreement, shall be excused for the period of the delay. Notwithstanding the aforementioned, the party subject to force majeure shall take all reasonable steps to resolve the condition(s) forming the basis of force majeure.

                           ARTICLE 15 - MISCELLANEOUS
                           --------------------------

          15.1 Governing Law.  This Agreement shall be governed by, and
               -------------
          construed in accordance with, the laws of the Commonwealth of Puerto Rico.

          15.2 Independent Contractor.  The parties shall be considered
               ----------------------
          independent contractors, and neither the making of this Agreement nor the performance of any of the provisions hereof shall be construed to make either party an agent, employee or legal representative of the other, nor shall this Agreement be deemed to establish a joint venture or partnership.

          15.3 Public Announcements.  MOVA and PAR shall consult with each other
               --------------------
          before issuing any press releases or otherwise making any public statements with respect to this Agreement and neither of them shall issue any press release or make any public statement prior to obtaining the other party's approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law.

          15.4 Severability.  Should any section, or portion thereof, of this
               ------------
          Agreement be held invalid by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, then such section or portion thereof shall be validly reformed so as to approximate the intent of the parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction; this Agreement shall not otherwise be affected.

          15.5 Taxes.  Each party shall be responsible for its own taxes.
               -----

          15.6 Entire Agreement.  The terms and provisions contained in this
               ----------------
          Agreement, including the Exhibit hereto, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties with respect to the subject matter hereof. No agreement or understanding varying or extending this Agreement shall be binding upon either party hereto, unless set forth in a writing which specifically refers to this Agreement, signed by duly authorized officers or representatives of the respective parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

               IN WITNESS WHEREOF, MOVA and PAR have executed this Agreement in duplicate as of the day and year first above written.

          MOVA PHARMACEUTICAL                 PAR PHARMACEUTICAL, INC.
           CORPORATION


          By:/s/ Joaquin B. Viso              By:/s/ Kenneth I. Sawyer
             ----------------------------        ---------------------------
             Joaquin B. Viso                     Kenneth I. Sawyer
             President                           President

                                   EXHIBIT A
                                   ---------


                                PRICING SCHEDULE


                                                     Minimum Average
          Size                  Base Price           Selling Price
          ----                  ----------           -------------


          [     ]               [             ]      [           ]

          The Base Price and the Minimum Average Selling Price will be adjusted on January 1st every year, commencing on January 1, 1995 for the annual change in the CPI.